EXHIBIT 99.1


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 5th day of April, 2010 by and between ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Alanco"), and ORBCOMM INC., a Delaware corporation ("ORBCOMM").

                                    Recitals

         A. Alanco and ORBCOMM are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended; and

         B. ORBCOMM wishes to purchase from Alanco, and Alanco wishes to sell and issue to ORBCOMM, upon the terms and conditions stated in this Agreement, 500,000 shares of Alanco's Series E Convertible Preferred Stock (the "Preferred Shares"), having such rights privileges and preferences as set forth in the description thereof previously filed with the Arizona Corporation Commission in the form of Exhibit A attached hereto (the "Description").

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

                    "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person as such terms are used and construed under Rule 144.

                    "Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                    "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), trade secrets and know-how;
(ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

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                    "Knowledge" means the knowledge of any officer or director of Alanco or any of its Subsidiaries including StarTrak Systems, LLC, a Delaware limited liability company ("StarTrak") if such fact, event, circumstance or occurrence is or was actually known by any such person or would have reasonably been known by any such person if he or she had made all reasonable inquiries about the same of all reasonably known persons who might reasonably be expected to have knowledge of the relevant fact, event, circumstance or occurrence.

                    "Lien" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

                    "Material Adverse Effect" means any condition, event, change or effect that could reasonably be expected to have a material adverse effect on
(i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of Alanco and its Subsidiaries taken as a whole, or (ii) the ability of Alanco to perform its obligations under the Transaction Documents, or (iii) the legality, validity or enforceability of any Transaction Document.

                    "Nasdaq" means The Nasdaq Stock Market, Inc.

                    "ORBCOMM System" means the low-Earth orbit satellite-based data communications system operated by ORBCOMM or any successors and assigns thereof.

                    "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                    "Rule 144" means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

                    "SEC" means the Securities and Exchange Commission.

                    "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                    "Transaction Documents" means this Agreement and any other documents or agreements executed in connection with the transactions contemplated.

                    "1933 Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

                    "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

              2. Purchase and Sale of the Preferred Stock. Subject to the terms and conditions of this Agreement, on the Closing Date, ORBCOMM shall purchase, and Alanco shall sell and issue to ORBCOMM, 500,000 shares of Preferred Shares in exchange for Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the "Purchase Price") payable as set forth in Section 3 below.

              3. Closing. The closing of the purchase and sale of the Preferred Stock (the "Closing," or "Closing Date") shall take place at the offices of Alanco, 15575 N. 83rd Way, Suite 3, Scottsdale, Arizona 85260, upon the date hereof. At the Closing, a certificate representing the Preferred Shares purchased shall be issued and delivered to ORBCOMM, and ORBCOMM shall pay the Purchase Price to Alanco as follows:

                    3.1 Credit Against Existing Accounts Receivable. A credit against accounts receivable balances outstanding as of April 1, 2010 from Alanco's subsidiary, StarTrak Systems, LLC ("StarTrak") to ORBCOMM, in the amount of Six Hundred and Forty Four Thousand Five Hundred Forty Seven Dollars ($644,547) shall be established by ORBCOMM on the Closing Date.

                    3.2 Credit For Future Accounts Receivable for Satellite Usage Fees. A credit against future accounts receivable for satellite usage fees due from StarTrak to ORBCOMM, in the amount of $250,000 shall be established by ORBCOMM on the Closing Date which may be applied by StarTrak solely against satellite usage fees on the ORBCOMM System (whether on existing or future subscriber communicators) incurred after the Closing Date and before eighteen
(18) months after six or more new satellites have been successfully launched by ORBCOMM and have achieved successful commercial service, after which date said satellite airtime credit shall expire. Notwithstanding the foregoing, if at least six new satellites have not achieved successful commercial service by December 31, 2012, then the credit may also be applied to cellular air time purchased by StarTrak from ORBCOMM. If at any time after the date hereof until December 31, 2012, StarTrak fails to pay ORBCOMM for any terrestrial usage fees within sixty (60) days past the due date thereof, then the credit established pursuant to this Section 3.2 shall be reduced by ten percent (10%) of the amount delinquent and thereafter reduced an additional ten percent (10%) for each additional thirty (30) day period the amount remains delinquent. Such reduction(s) in the credit established pursuant to this Section 3.2 shall not relieve or affect StarTrak's obligation to pay the outstanding amounts in full.

                    3.3 Balance. The balance of the Purchase Price in the Amount of One Million Three Hundred Fifty Five Thousand Four Hundred Fifty Three Dollars ($1,355,453) shall be paid in cash by wire transfer to Alanco upon the Closing Date.

              4. Representations and Warranties of Alanco. Alanco hereby represents and warrants to ORBCOMM that:

                    4.1 Subsidiaries. All of the direct and indirect subsidiaries of Alanco are listed in Alanco's most recent Annual Report on Form 10-K as modified by any subsequent SEC Filings (as hereinafter defined) filed with the SEC (each a "Subsidiary"). Alanco owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and except as set forth in the SEC Filings, such equity interests are free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

                    4.2 Organization, Good Standing and Qualification. Each of Alanco and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of Alanco and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. Neither Alanco nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

                    4.3 Authorization. Alanco has full power and authority and has taken all requisite action on the part of Alanco, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of Alanco hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Preferred Shares. This Agreement and each Transaction Document constitutes the legal, valid and binding obligations of Alanco, enforceable against Alanco in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                    4.4 Capitalization. The authorized capital stock of Alanco is accurately described in its SEC Filings (as hereinafter described). All of the issued and outstanding shares of Alanco's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by Alanco, beneficially and of record, subject to no Lien, encumbrance or other adverse claim, except for security interests granted to Alanco's lenders as described in the SEC Filings. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of Alanco. Except as disclosed in the SEC Filings, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock equivalents. Except as disclosed in the SEC Filings, the issue and sale of the Preferred Shares will not obligate Alanco to issue shares of Common Stock or other securities to any Person (other than ORBCOMM) and will not result in a right of any holder of Alanco securities to adjust the exercise, conversion, exchange or reset price under such securities. No further approval or authorization of any stockholder or the Board of Directors of Alanco is required for the issuance and sale of the Preferred Shares or the conversion of the Preferred Shares and the issuance of Common Stock upon conversion. There are no stockholders agreements, voting agreements or other similar agreements with respect to Alanco or any Subsidiary's capital stock to which Alanco or any Subsidiary is a party or, to Alanco's Knowledge, between or among any of the stockholders of Alanco or its Subsidiaries.

                    4.5 Valid Issuance. The Preferred Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by ORBCOMM), except for restrictions on transfer imposed by applicable securities laws. Alanco has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the conversion rights contained in the Description, free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws and except for those created by ORBCOMM.

                    4.6 Consents. The execution, delivery and performance by Alanco of this Agreement and the other Transaction Documents and the offer, issuance and sale of the Preferred Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official.

                    4.7 Delivery of SEC Filings; Business. Alanco has made available to ORBCOMM through the EDGAR system, true and complete copies of Alanco's most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the "10-K"), and all other reports filed by Alanco pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of Alanco pursuant to the 1934 Act for such period. Alanco and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of Alanco and its Subsidiaries, taken as a whole. As of their respective dates, the SEC Filings complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Alanco included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of Alanco and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

                    4.8 Use of Proceeds. The net proceeds of the sale of the Preferred Shares hereunder shall be used by Alanco (i) to pay off the remaining debt obligations to ComVest in accordance with the existing payment schedule, and (ii) for working capital and general corporate purposes.

                    4.9 No Material Adverse Change. Since June 30, 2009, except as identified and described in the SEC Filings, there has not been:

                         (i) any change in the consolidated assets, liabilities,
financial condition or operating results of Alanco from that reflected in the financial statements included in Alanco's Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 or any Form 8-K, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

                         (ii) any declaration or payment of any dividend, or any
authorization or payment of any distribution, on any of the capital stock of Alanco, or any redemption or repurchase of any securities of Alanco, except for regular dividends paid on the Series B Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock in accordance with their respective terms;

                         (iii) any material damage, destruction or loss, whether
or not covered by insurance to any assets or properties of Alanco or its Subsidiaries;

                         (iv) any waiver, not in the ordinary course of
business, by Alanco or any Subsidiary of a material right or of a material debt owed to it;

                         (v) any satisfaction or discharge of any lien, claim or
encumbrance or payment of any obligation by Alanco or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of Alanco and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                         (vi) any change or amendment to Alanco's Articles of
Incorporation (other than changes in the description of Alanco's Series D Preferred Stock or Series E Preferred Stock as reflected in the SEC Filings) or Bylaws, or material change to any material contract or arrangement by which Alanco or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                         (vii) any material labor difficulties or labor union
organizing activities with respect to employees of Alanco or any Subsidiary;

                         (viii) any material transaction entered into by Alanco
or a Subsidiary other than in the ordinary course of business;

                         (ix) the loss of the services of any key employee, or
material change in the composition or duties of the senior management of Alanco or any Subsidiary;

                         (x) the loss or threatened loss of any customer which
has had or could reasonably be expected to have a Material Adverse Effect; or

                         (xi) any other event or condition of any character that
has had or could reasonably be expected to have a Material Adverse Effect.

                    4.10 SEC Filings.

                         (a) At the time of filing thereof, the SEC Filings
complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                         (b) Each registration statement and any amendment
thereto filed by Alanco since January 1, 2007 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    4.11 No Conflicts, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by Alanco and/or its Subsidiaries, the issuance and sale of the Preferred Shares at the Closing and the consummation by Alanco and/or its Subsidiaries of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of Alanco's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any Lien upon any of the properties or assets of Alanco or any Subsidiary pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (written or oral), credit facility, debt or other instrument (evidencing an Alanco or Subsidiary debt or otherwise) to which Alanco or any Subsidiary is a party or by which any property or asset of Alanco or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Alanco or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Alanco or a Subsidiary is bound or affected.

                    4.12 Tax Matters. Alanco and each Subsidiary has timely prepared and filed all tax returns required to have been filed by Alanco or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of Alanco in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against Alanco or any Subsidiary nor, to Alanco's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to Alanco and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that Alanco or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to Alanco's Knowledge, threatened against Alanco or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between Alanco and any Subsidiary or other corporation or entity.

                    4.13 Title to Properties. Except as disclosed in the SEC Filings, Alanco and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, Alanco and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                    4.14 Certificates, Authorities and Permits. Alanco and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither Alanco nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Alanco or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                    4.15 Labor Matters.

                         (a) None of Alanco and each Subsidiary is a party to or
bound by any collective bargaining agreements or other agreements with labor organizations. None of Alanco and each Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

                         (b) (i) There are no labor disputes existing, or to
Alanco's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by employees of Alanco or any Subsidiary, (ii) there are no unfair labor practices or petitions for election pending or, to Alanco's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to employees of Alanco or any Subsidiary, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to Alanco or any Subsidiary and (iv) to Alanco's Knowledge, Alanco and each Subsidiary enjoys good labor and employee relations with its employees and labor organizations.

                         (c) Alanco and each Subsidiary is, and at all times has
been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against Alanco or any Subsidiary before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

                         (d) Except as disclosed in the SEC Filings, Alanco and
each Subsidiary is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any "excess parachute payment," as defined in Section 280G(b) of the Internal Revenue Code.

                         (e) Each of the employees of Alanco and its
Subsidiaries is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To Alanco's Knowledge, neither Alanco nor any Subsidiary has any liability for the improper classification of such employees as independent contractors or leased employees prior to the Closing.

                    4.16 Intellectual Property.

                         (a) All Intellectual Property of Alanco and its
Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of Alanco or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to Alanco's Knowledge, no such action is threatened. No patent of Alanco or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

                         (b) All of the licenses and sublicenses and consent,
royalty or other agreements concerning Intellectual Property which are necessary for the conduct of Alanco's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which Alanco or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of Alanco or its Subsidiaries that are parties thereto and, to Alanco's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by Alanco or any of its Subsidiaries under any such License Agreement.

                         (c) Alanco and its Subsidiaries own or have the valid
right to use all of the Intellectual Property that is necessary for the conduct of Alanco's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of Alanco's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of Alanco's and its Subsidiaries' businesses and except as stated in the SEC Filings. Alanco and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of Alanco and its Subsidiaries.

                         (d) The conduct of Alanco's and its Subsidiaries'
businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to Alanco's Knowledge, the Intellectual Property and Confidential Information of Alanco and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. Except as disclosed in the SEC Filings, and except for the claims of Arrival Star, there is no litigation or order pending or outstanding or, to Alanco's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of Alanco and its Subsidiaries and Alanco's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to Alanco's Knowledge, there is no valid basis for the same, that could result in a Material Adverse Effect.

                         (e) The consummation of the transactions contemplated
hereby will not result in the alteration, loss, impairment of or restriction on Alanco's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Alanco's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

                         (f) Alanco and its Subsidiaries have taken reasonable
steps to protect Alanco's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Alanco's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with Alanco's standard forms thereof. Except under confidentiality obligations, to Alanco's knowledge, there has been no material disclosure of any of Alanco's or its Subsidiaries' Confidential Information to any third party.

                    4.17 Environmental Matters. Neither Alanco nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to Alanco's Knowledge, threatened investigation that might lead to such a claim.

                    4.18 Litigation. Except as described in the SEC Filings, there are no material pending actions, suits or proceedings against or affecting Alanco, its Subsidiaries or any of its or their properties; and to Alanco's Knowledge, no such actions, suits or proceedings are threatened or contemplated. Except as described in the SEC Filings, neither Alanco nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2000 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to Alanco's Knowledge, there is not pending or contemplated, any investigation by the SEC involving Alanco or any current or former director or officer of Alanco. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Alanco or any Subsidiary under the 1933 Act or the 1934 Act.

                    4.19 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of Alanco as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of Alanco included in the SEC Filings filed prior to the date hereof, neither Alanco nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                    4.20 Insurance Coverage. Alanco and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by Alanco and each Subsidiary, and Alanco reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

                    4.21 Compliance with Nasdaq Continued Listing Requirements. Except as disclosed in the SEC Filings, Alanco is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to Alanco's Knowledge, threatened against Alanco relating to the continued listing of the Common Stock on Nasdaq and Alanco has not received any notice of, nor to Alanco's Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq, except as stated in the SEC Filings. Alanco's Common Stock is registered pursuant to Section 12(b) of the 1934 Act, and Alanco has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act, nor has Alanco received any notification that the SEC is contemplating terminating such registration. Alanco is, and immediately after the consummation of the transactions contemplated hereby will be, in compliance with all such Nasdaq listing and maintenance requirements, other than the requirement to maintain a minimum bid price for its Common Stock of at least $1.00.

                    4.22 No Integrated Offering. Neither Alanco nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Alanco security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by Alanco on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Preferred Shares under the 1933 Act.

                    4.23 Private Placement. The offer and sale of the Preferred Shares to ORBCOMM as contemplated hereby is exempt from the registration requirements of the 1933 Act.

                    4.24 Questionable Payments. Neither Alanco nor any of its Subsidiaries nor, to Alanco's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of Alanco or any Subsidiary, has on behalf of Alanco or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Alanco or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                    4.25 Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of Alanco and, to Alanco's Knowledge, none of the employees of Alanco is presently a party to any transaction with Alanco or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to Alanco's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                    4.26 Internal Controls. Alanco's officer certifications concerning its internal controls appended to its SEC Filings are accurate as if made on the date hereof and incorporated herein by reference.

                    4.27 Disclosures. The written materials delivered to ORBCOMM in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

              5. Representations and Warranties of ORBCOMM. ORBCOMM hereby represents and warrants to Alanco that:

                    5.1 Organization and Existence. ORBCOMM is a validly existing corporation under the laws of Delaware and has all requisite corporate power and authority to invest in the Preferred Shares pursuant to this Agreement.

                    5.2 Authorization. The execution, delivery and performance by ORBCOMM of this Agreement and the other Transaction Documents has been duly authorized and each of this Agreement and the other Transaction Documents constitutes the valid and legally binding obligation of ORBCOMM, enforceable against ORBCOMM in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                    5.3 Purchase Entirely for Own Account. The Preferred Shares to be received by ORBCOMM hereunder will be acquired for ORBCOMM's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and ORBCOMM has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to ORBCOMM's right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by ORBCOMM to hold the Preferred Shares for any period of time. ORBCOMM is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

                    5.4 Investment Experience. ORBCOMM acknowledges that it can bear the economic risk and complete loss of its investment in the Preferred Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                    5.5 Disclosure of Information. ORBCOMM has had an opportunity to receive all information related to Alanco requested by it and to ask questions of and receive answers from Alanco regarding Alanco, its business and the terms and conditions of the offering of the Preferred Shares. ORBCOMM acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by ORBCOMM shall modify, limit or otherwise affect ORBCOMM's right to rely on Alanco's representations and warranties contained in this Agreement.

                    5.6 Restricted Securities. ORBCOMM understands that the Preferred Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as it is being acquired from Alanco in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                    5.7 Legends. It is understood that, except as provided below, certificates evidencing the Preferred Shares may bear the following or any similar legend:

                         (a) "The securities represented hereby may not be
transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) Alanco has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

                         (b) If required by the authorities of any state in
connection with the issuance of sale of the Preferred Shares, the legend required by such state authority.

                    5.8 Accredited Investor. ORBCOMM is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                    5.9 No General Solicitation. ORBCOMM did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

              6.    Covenants and Agreements of Alanco.

                    6.1 Reservation of Common Stock. Alanco shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time equal the number of shares of Common Stock sufficient to permit the exercise of the conversion feature of the Preferred Shares.

                    6.2 Reports. Alanco shall not disclose material nonpublic information to ORBCOMM, or to advisors to or representatives of ORBCOMM, unless prior to disclosure of such information Alanco identifies such information as being material nonpublic information and provides ORBCOMM, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any investor wishing to obtain such information enters into an appropriate confidentiality agreement with Alanco with respect thereto.

                    6.3 Listing of Underlying Shares and Related Matters. Alanco shall take all other necessary action to cause the Common Stock issuable upon conversion of the Preferred Shares to be listed on the Nasdaq Capital Market as promptly as practicable following the issuance thereof Further, if Alanco applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Common Stock issuable upon conversion of the Preferred Shares and will take such other action as is necessary to cause such Common Stock to be so listed. Alanco will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq Capital Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with Alanco's reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

                    6.4 Removal of Legends. Upon the earlier of (i) registration for resale of the Common Stock issuable upon conversion of the Preferred Shares or (ii) Rule 144 becoming available Alanco shall (A) deliver to the transfer agent for the Common Stock (the "Transfer Agent") irrevocable instructions that the Transfer Agent shall reissue a certificate representing the shares of the Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by ORBCOMM that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by ORBCOMM that ORBCOMM has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in a Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. From and after the earlier of such dates, upon ORBCOMM's written request, Alanco shall promptly cause certificates evidencing ORBCOMM's or shares of Common Stock to be replaced with certificates which do not bear such restrictive legends.

                    6.5 No Lowering of Other Preferred Stock Conversion Prices. Other than as may occur in accordance with the current Descriptions of the Rights and Privileges of series of Alanco's preferred stock concerning existing anti-dilutive provisions with respect to stock splits, stock reclassifications or the like, Alanco shall not lower the conversion prices with respect to any series of Alanco's preferred stock other than the Series E Convertible Preferred Stock without ORBCOMM's prior written approval.

                    6.6 Registration Rights. In the event Alanco proposes to file a registration statement under the 1933 Act with respect to Alanco's Common Stock (other than in connection with an exchange offer or a registration statement on Form S-4 or S-8 or other similar registration statements not available to register ORBCOMM's securities, and other than in connection with Alanco's current shelf S-3 Registration Statement which was declared effective by the SEC on September 30, 2009), Alanco shall include in such registration statement the shares of Common Stock issuable upon conversion of the Preferred Stock purchased hereunder (collectively, the "Piggy-Back Securities"). In addition, if Alanco grants any third party demand registration rights, it shall also grant such rights to ORBCOMM on a pari passu basis. All additional expenses of registering the Piggy-Back Securities shall be borne by Alanco, excluding underwriting commissions, if any.

                    6.7 Dividend Payable in Cash or Common Stock. Notwithstanding the Description attached hereto as Exhibit A, Alanco shall have the right and option to pay dividends on the Preferred Shares issued to ORBCOMM hereunder in cash or in shares of Alanco's Common Stock. If the dividends are to be paid in shares of Common Stock, such shares shall be issued promptly on such dividend date (i.e. not accrued) and valued for such purpose at the average daily volume weighted Nasdaq closing price for ten (10) trading days immediately preceding the close of each quarter for dividends payable for such quarter.

                    6.8 Investment Company Act of 1940. Alanco shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

                    6.9 Furnishing of Information. As long as ORBCOMM owns the Preferred Shares or Common Stock issued upon conversion of the Preferred Shares, Alanco covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Alanco after the date hereof pursuant to the 1934 Act. As long as ORBCOMM owns the Preferred Shares or Common Stock issued upon conversion of the Preferred Shares that are "restricted securities" as that term is defined in Rule 144 that it has owned for less than one year in accordance with Rule 144(d), if Alanco is not required to file reports pursuant to the 1934 Act, it will prepare and furnish to ORBCOMM and make publicly available in accordance with Rule 144(c) such information as is required for ORBCOMM to sell the Preferred Shares or Common Stock issued upon conversion of the Preferred Shares under Rule 144.

              7. ORBCOMM's Put Option. In the event Alanco sells, transfers, assigns or disposes of, directly or indirectly (including by means of the sale, merger or other disposition of Alanco, or announces that it has entered into an agreement to consummate any such transaction) a 51% or more of its interest in StarTrak to any third party (other than to ORBCOMM or an affiliate of ORBCOMM) within eighteen months of the date hereof, ORBCOMM shall have the right and option to put shares of the Preferred Shares back to Alanco in exchange for $4.50 per share so put ("Put Option"). If ORBCOMM has previously converted some or all of the Preferred Shares into Common Stock, then ORBCOMM shall have the right and option upon the occurrence of said event to put all such Common Stock still owned by ORBCOMM to Alanco at the rate of $0.375 per share of Common Stock. ORBCOMM shall exercise the Put Option, if at all, by written notice to Alanco within 30 days following the closing of the sale of StarTrak by Alanco. The purchase price to be paid by Alanco upon ORBCOMM's exercise of its Put Option shall be paid to ORBCOMM within ten days of notice by ORBCOMM to Alanco of its exercise of the Put Option and upon delivery of the certificate(s) for the shares of stock so put.

              8. ORBCOMM's Right of First Refusal. For a period of two years from the date hereof, if Alanco proposes to sell, transfer, assign or dispose of, directly or indirectly (including by means of the sale, merger or other disposition of Alanco), 51% or more of its interest in StarTrak to a third party (the "Proposed Purchaser"), then prior to selling, transferring, assigning or disposing of such interest in StarTrak, Alanco shall first offer ORBCOMM the right to acquire such portion of Alanco's interest in StarTrak as Alanco proposes to sell, transfer, assign or dispose of, at ORBCOMM's sole option, on the same terms as the proposed transaction with the Proposed Purchaser (the "Proposed Terms"). ORBCOMM's right shall be exercised by ORBCOMM within fifteen
(15) days after such offer by Alanco, after which time, if ORBCOMM has not exercised its right, Alanco may proceed with the proposed sale, transfer or disposition to the Proposed Purchaser on the Proposed Terms.

              9. Right of First Refusal Option Concerning Subsequent Stock Issuances.

                    9.1 For a period of two years after the date hereof, Alanco will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of any of its equity in an amount in excess of $250,000 (whether in a single or multiple related transactions), including without limitation any preferred stock (other than dividends in kind or in Common Stock with respect to Alanco's outstanding Preferred Stock) or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"), unless Alanco shall have first complied with this
Section 9.

                         (a) Alanco shall deliver to ORBCOMM a written notice
(the "Offer") of any proposed or intended issuance or sale of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued or sold, and the number or amount of the Offered Securities to be issued or sold, and (iii) offer to issue and sell to ORBCOMM the Offered Securities upon the terms so described.

                         (b) To accept an Offer, in whole or in part, ORBCOMM
must deliver a written notice to Alanco prior to the end of the ten (10) business day period following its receipt of the Offer, setting forth the portion of the Offered Securities that ORBCOMM elects to purchase ("Notice of Acceptance").

                    9.2  The restrictions contained in paragraph (a) of Section
9.1 shall not apply to (A) any issuance of Common Stock or grant of Options to employees, officers, directors of or consultants or advisors to Alanco, in each case, as approved by Alanco's board of directors; (B) any creditor of Alanco in exchange for debt of Alanco, existing as of the date hereof, (C) upon exercise, conversion or exchange of any outstanding right as described in the SEC Filings (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification); or (D) the issuance of securities in connection with a joint venture or development agreement or strategic partnership, acquisition agreement, or similar agreement approved by Alanco's board of directors, the primary purpose of which is not to raise equity capital.

              10. Survival and Indemnification.

                    10.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

                    10.2 Indemnification. Alanco agrees to indemnify and hold harmless ORBCOMM and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of Alanco under this Agreement, and will reimburse any such Person for all such amounts as they are incurred by such Person.

                    10.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 10.2, such Indemnified Person shall promptly notify Alanco in writing and Alanco shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify Alanco shall not relieve Alanco of its obligations hereunder except to the extent that Alanco is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) Alanco and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Alanco shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, Alanco shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, Alanco shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

              11.   Miscellaneous.

                    11.1 Successors and Assigns. This Agreement may not be assigned by Alanco or ORBCOMM, as applicable, provided, however, that ORBCOMM may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of the Preferred Shares or the Common Stock issued upon conversion of the Preferred Shares in a transaction complying with applicable securities laws without the prior written consent of Alanco, except that the options set forth in sections 8 and 9 of this Agreement may only be held by one Person at a time. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                    11.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

                    11.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                    11.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex, telecopier or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by three days' advance written notice to the other party:

                    If to Alanco:

                         Alanco Technologies, Inc.
                         15575 North 83rd Way, Suite 3
                         Scottsdale, Arizona 85260
                         Attention: Chief Financial Officer
                         Fax: (480) 607-1515
                         E-mail: john@alanco.com

                    With a copy to:

                         Steven P. Oman, Esq.
                         8664 E. Chama Road
                         Scottsdale, Arizona 85255
                         Fax: (480) 348-1471
                         E-mail: soman@omanlaw.net

                    If to ORBCOMM:

                         ORBCOMM Inc.
                         2115 Linwood Avenue, Suite 100
                         Fort Lee, NJ 07024
                         Fax: (703) 433-6400
                         Eisenberg.Marc@orbcomm.com

                    With a copy to:

                         Chris Le Brun, Esq.
                         General Counsel
                         ORBCOMM Inc.
                         2115 Linwood Avenue, Suite 100
                         Fort Lee, NJ 07024
                         Fax: (703) 433-6400
                         E-mail: Lebrun.Chris@orbcomm.com

                    11.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party which does not prevail in such proceedings shall pay the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

                    11.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Alanco and ORBCOMM.

                    11.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by Alanco or ORBCOMM without the prior consent of Alanco (in the case of a release or announcement by ORBCOMM) or ORBCOMM (in the case of a release or announcement by Alanco) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market. As soon as practicable following the Closing Date, Alanco shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth trading day following the Closing Date, Alanco will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as a copy of this Agreement(1). In addition, Alanco will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

                    11.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                    11.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereof with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

                    11.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                    11.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.

                    11.12 Arbitration.

                         (a) Any controversy or claim arising out of or relating
to this Agreement or the existence, validity, breach or termination thereof, whether during or after its term, will be finally and exclusively settled by compulsory arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as modified or supplemented under this Section 11.12; provided, however, that in the event of any such controversy or claim, (i) neither party will initiate arbitration within the first 30 days after the aggrieved party first notifies the other party of the controversy or claim and (ii) during such 30-day period, the chief executive officers of both parties convene at least once to endeavor in good faith to amicably resolve the controversy or claim.

                         (b) To initiate arbitration, either party will file the
appropriate notice at the Regional Office of the AAA in New Jersey. The arbitration proceeding will take place during a period not exceeding three days at the Regional Office of the AAA in New Jersey. One arbitrator shall be selected by the AAA. The parties expressly agree that the arbitrator will be empowered to grant injunctive relief.

                         (c) The arbitral award will be the exclusive remedy of
the parties for all claims, counterclaims, issues or accountings presented or plead to the arbitrators. The award will (i) be granted and paid in U.S. Dollars exclusive of any tax, deduction or offset and (ii) include interest from the date of breach or other violation of the Agreement until the award is fully paid, computed at the then-prevailing LIBOR rate plus 5% per annum. Judgment upon the arbitral award may be entered in any court that has jurisdiction thereof. Any additional costs, fees or expenses incurred in enforcing the arbitral award will be charged against the party that resists its enforcement.

                         (d) The arbitrator(s) shall award the successful party
its attorneys fees and costs, including the costs of the arbitration and arbitrator(s).



              IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

                             ALANCO TECHNOLOGIES, INC.



                             By:____________________________
                                  Robert R. Kauffman
                                  Chief Executive Officer


                             ORBCOMM INC.



                             By:____________________________
                                  Marc Eisenberg
                                  Chief Executive Officer

                                                                   EXHIBIT "A"
                                                                   -----------

                THE POWERS, PREFERENCES, RIGHTS AND LIMITATIONS
                      OF THE SERIES OF THE PREFERRED STOCK
                                       OF
                           ALANCO TECHNOLOGIES, INC.

                                   DESIGNATED

                      SERIES E CONVERTIBLE PREFERRED STOCK


     The series designated "Series E Convertible Preferred Stock" of the Company's Preferred Stock, to be issued as the Board of Directors may determine, shall have the following preferences, rights and limitations in addition to those applicable generally to the preferred stock of the Company:

1. Number of Authorized Shares in Series. There shall be a total of 1,000,000 authorized shares of Series E Convertible Preferred Stock.

2. Priority. The Series E Convertible Preferred Stock shall have a priority ranking superior to the Common Stock of the Company and all other series of Preferred Stock of the Company, except the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series D Preferred Stock of the Company which all shall have a ranking superior to the Series E Convertible Preferred Stock, with respect to payment of dividends and upon dissolution, liquidation and winding-up of the Company.

3. Dividends. Holders of shares of Series E Convertible Preferred Stock shall be entitled to receive, when declared by the Board of Directors, out of funds and assets of the Company legally available therefore, an annual dividend (calculated on the basis of the redemption price of $4.50 per share of Series E Convertible Preferred Stock) of five (5%) percent per annum, payable quarterly on or before the 20th day following each calender quarter for the calender quarters ended March 31, June 30, September 30 and December 31, respectively, to stockholders of record on the respective record dates (which shall be the tenth day of the last month for each such calendar quarter just ended). Dividends on each share of the Series E Convertible Preferred Stock shall accrue and be cumulative from the date of issue and shall be appropriately prorated with respect to the period between such date of issue and the first dividend payment date. Accumulations of unpaid dividends shall not bear interest.

     So long as any shares of Series E Convertible Preferred Stock are outstanding, the Company shall not declare and pay or set apart for payment any dividends or make any other distribution on the Common Stock and shall not redeem, retire, purchase or otherwise acquire, any shares of Common Stock or Preferred Stock ranking inferior to the Series E Convertible Preferred Stock, unless at the time of making such declaration, payment, distribution, redemption, retirement, purchase or acquisition dividends on all outstanding shares of Series E Convertible Preferred Stock for all past quarterly dividend periods shall have been paid or declared and sufficient funds set apart for the payment thereof.

4. Conversion. Each share of Series E Convertible Preferred Stock shall be convertible/converted into twelve (12) shares of Class A Common Stock of the Company, subject to readjustment as provided herein below, without the payment of any additional consideration by the holder thereof as follows:

     (a) at the option of the holder thereof at any time, including up to the close of business on the redemption date with respect to any shares of Series E Convertible Preferred Stock called for redemption; or

     (b) at the option of the Company on or after the date ("Trigger Date") that (i) is at least six (6) months from the issue date of the shares of Series E Convertible Preferred Stock to be converted, and (ii) the average NASDAQ closing market price for the Company's Class A Common Stock for preceding ten (10) consecutive trading days equals or exceeds $0.75 per share. The notice of redemption shall be sent by certified mail to the holders of record of the Series E Convertible Preferred Stock to be converted at least five
              (5) days prior to the date of conversion specified in such notice, addressed to each such holder at his address as it appears in the records of the Company.

     The holder of a share or shares of Series E Convertible Preferred Stock may exercise the conversion right in subparagraph (a) above by delivering to the Company during regular business hours, at the principal office of the Company, or at such other places as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Company (if required by it), accompanied in any event by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Class A Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, or in the case of conversion pursuant to subparagraph (b) above on the date specified by the Company in its notice of conversion, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of full shares of Class A Common Stock to which he is entitled and a check in respect of any fraction of shares provided below, as well as for the amount of any accrued but unpaid dividends. The person in whose name the certificate or certificates for Class A Common Stock are to be issued (that is the person designated if the conversion is elective under subparagraph (a) above, or the holder of the Series E Convertible Preferred Stock in the case of a conversion under subparagraph (b) above) shall be deemed to have become a holder of Class A Common Stock of record on the Conversion Date unless the transfer books of the Company are closed on that date, in which event he shall be deemed to have become a holder of Class A Common Stock of Record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the Conversion Date.

     The issuance of Class A Common Stock on conversion of Series E Convertible Preferred Stock shall be without charge to the converting holder of Series E Convertible Preferred Stock for any fee, expense or tax in respect of the issuance therefore, but the Company shall not be required to pay any fee, expense or tax which may be payable with respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Company of the shares of Series E Convertible Preferred Stock converted, and the Company shall not, in any such case, be required to issue or deliver any certificate for shares of Class A Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such fee, expense or tax or shall have established to the satisfaction of the Company that such fee, expense or tax has been paid.

     The number of shares of Class A Common Stock deliverable upon conversion of each share of Series E Convertible Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (i) Merger, Sale of Assets, Consolidation. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other entity, the Series E Convertible Preferred Stock shall thereafter evidence the right to be converted into capital stock in such number and kind of securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of the Series E Convertible Preferred Stock shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

     (ii) Reclassification. If the Company at any time shall, by subdivision, combination reclassification of securities or otherwise, change any of the securities then purchasable upon the exercise of the conversion right associated with the Series E Convertible Preferred Stock into the same or a different number of securities of any class or classes, the Series E Convertible Preferred Stock shall thereafter evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the conversion right immediately prior to such subdivision, combination, reclassification or other change. If shares of Class A Common Stock is subdivided or combined into a greater or smaller number of shares of Class A Common Stock, the number of shares of Class A Common Stock deliverable upon conversion of each share of Series E Convertible Preferred Stock shall be proportionately reduced or increased, as appropriate, by the ratio which the total number of shares of Class A Common Stock to be outstanding immediately after such event bears to the total number of shares of Class A Common Stock outstanding immediately prior to such event.

     Whenever any adjustment is required in the number of shares into which each share of the Series E Convertible Preferred Stock is convertible, the Company shall forthwith file a statement describing in reasonable detail the adjustment and the method of calculation used at the office or agency maintained for the purpose for conversion of the Series E Convertible Preferred Stock, and shall mail a copy thereof the holders of the Series E Convertible Preferred Stock.

     The Company shall at all times keep available for issue and delivery the full number of shares of Class A Common Stock into which all outstanding shares of Series E Convertible Preferred Stock are convertible.

     No certificate for a fraction of a share of Class A Common Stock shall be issued upon any conversion, but in lieu of any fractional share that would otherwise be required to be issued in accordance with the foregoing provisions, the Company shall make a cash payment for any such fractional share interest based upon a value for such Class A Common Stock equal to the average NASDAQ closing market price for ten (10) trading days prior to the conversion date.

5. Voting. The holders of shares of Series E Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon matters submitted to shareholders for a vote, in the same manner and with the same effect as the holders of shares of Class A Common Stock, voting together with the holders of Class A Common Stock as a single class to the extent permitted by law. Holders of Series E Convertible Preferred Stock shall have that number of votes equal to the lesser of (i) the number of shares of Class A Common Stock into which such preferred stock is convertible, or (ii) that number which is equal to the purchase price per share of Series E Convertible Preferred Stock paid by the shareholder to the Company divided by the closing consolidated bid price of the Class A Common Stock on the trading day immediately previous to the issuance of the shares of Series E Convertible Preferred Stock, rounded down to the next whole number, as adjusted from time to time pursuant to section 4 above.

     So long as any shares of the Series E Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written consent of the holders of at least two thirds of the aggregate number of shares at the time outstanding of the Series E Convertible Preferred Stock:

     (i) authorize, create or increase any class of capital stock ranking equal or prior to the Series E Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding-up; or

     (ii) alter or change any of the powers, preferences or special rights given to the Series E Convertible Preferred Stock so as to affect the same adversely.

6. Redemption. The Company may, at the option of the Board of Directors, redeem all or any part of the outstanding Series E Convertible Preferred Stock at any time after two years from the issue date of the shares to be redeemed at the redemption price equal to $4.50 per share of the Series E Convertible Preferred Stock to be redeemed, plus accrued unpaid dividends, if any, provided that notice of redemption is sent by certified mail to the holders of record of the Series E Convertible Preferred Stock to be redeemed at least thirty (30) days prior to the date of redemption specified in such notice, addressed to each such holder at his address as it appears in the records of the Company. In case of the redemption of a part only of the Series E Convertible Preferred Stock, the shares of such series to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine.

     On or after the redemption date each holder of shares of Series E Convertible Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Company and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

     All rights arising under this Designation of Powers, Preferences, Rights and Limitations, other than the right to receive the redemption price, shall terminate upon the payment of good funds on or before the redemption date to the holder of the applicable shares. The Company may also deposit the aggregate redemption price payable with respect to the shares of Series E Convertible Preferred Stock to be redeemed (or the portion thereof not already paid in the redemption of such shares) (the "Redemption Deposit") with the Company's transfer agent or any bank or trust company in the United States named in the notice of redemption. Such deposits are to be payable in amounts as aforesaid to the respective orders of the holders of record of the shares of Series E Convertible Preferred Stock upon surrender of the certificates evidencing such shares as described above. From and after the making of the Redemption Deposit, all rights of the holders of the applicable shares arising under this Designation of Powers, Preferences, Rights and Limitations shall terminate, other than the right to receive from such transfer agent, bank or trust company, without interest, the moneys so deposited with it, and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

7. No Sinking Fund. The shares of the Series E Convertible Preferred Stock shall not be entitled to benefit of any sinking or purchase fund to be applied to the redemption or purchase of such stock.

8. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series E Convertible Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made in respect of any class or series of stock which shall rank subordinate thereto as to assets the fixed sum of $4.50 for each share of Series E Convertible Preferred Stock held by them plus accrued and unpaid dividends, if any, thereon.

     If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to its Series E Convertible Preferred Stock holders shall be insufficient to pay the holders of Series E Convertible Preferred Stock the full amount to which they are entitled hereunder, the holders of Series E Convertible Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Series E Convertible Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such stock were paid in full. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company payments shall have been made to the holders of the Series E Convertible Preferred Stock of the full amount to which they shall respectively be entitled hereunder, such holders shall not be entitled to any further participation in the distribution of the remaining assets of the Company available for distribution to its stockholders.

     Neither the merger or consolidation of the Company into or with another corporation nor the merger or consolidation of any other corporation into or with the Company, nor the sale, transfer or lease of all or substantially all of the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

9. Redeemed Shares. Shares of the Series E Convertible Preferred Stock redeemed or purchased by the Company or surrendered to the Company on the conversion thereof into shares of Class A Common Stock as herein above provided shall have the status of authorized and unissued shares of Series E Convertible Preferred Stock.